FOURTH AMENDMENT TO AGREEMENT OF SALE

THIS FOURTH AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is entered into this 21st day of February  2013, by and between BLUE RIDGE REAL ESTATE COMPANY, a corporation duly organized under the laws of the Commonwealth of Pennsylvania (the “Seller”), and HANSON AGGREGATED BMC, INC., a Pennsylvania corporation with a principal place of business at 2200 Springfield Pike Connellsville, Pennsylvania (the “Purchaser”).

RECITALS:

WHEREAS, the Seller and The Conservation Fund (“TCF”)  entered into an Agreement of Sale dated February  17, 2011, as amended by a First Amendment dated August 15, 2011, Second Amendment dated February 20, 2012, and  Third Amendment dated September 6, 2012 (collectively the “Contract”), involving the purchase and sale of approximately 376.228 unimproved acres owned by Seller located in Thornhurst Township,  Lackawanna County, Pennsylvania, all as more fully set forth in the Contract; and

WHEREAS, pursuant to an Assignment of Agreement of Sale dated February 1, 2013, between TCF and the Purchaser, TCF transferred, conveyed and assigned all of its rights and obligations to purchase  the Property under the Contract to the Purchaser; and

WHEREAS, Seller and Purchaser desire to modify and amend certain terms and provisions of the Contract as set forth herein.

NOW THEREFORE, for and in consideration of ONE DOLLAR ($1.00) and other good and valuable consideration, receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

1.

Defined Terms.  Except as expressly modified or amended hereunder, any defined terms in this Amendment shall have the definitions as provided in the  Contract.

2.

Recitals and Exhibits.  The recitals set forth above and all exhibits attached are incorporated by reference in, and made a part of this Amendment.

3.

Extension of Oil and Gas Reservation.  Notwithstanding any term to contrary contained in the Contract, the term and duration of the Oil and Gas Reservation reserved by Seller under the provisions of Section 1 of the Contract is hereby extended and shall expire on December 31, 2035.

4.

Surface Use Agreement.   Pursuant to the terms of Section 1 of the Contract, the parties have completed their review of  the Surface Use Agreement referenced in Section 1 of the Contract and attached as Exhibit C to the Contract, and hereby acknowledge and agree that the  form of Surface Use Agreement attached as Exhibit C to the Contract is and shall be the final form of Surface Use Agreement and shall be incorporated by reference into the deed at Closing and attached as an exhibit to the deed.

5.

Ratification.  All other terms and conditions in said Contract are hereby ratified and affirmed.

6.

Counterparts.  This Amendment may be executed in one or more counterparts by facsimile and the signature pages of such counterparts shall be combined to form and constitute one instrument.

WITNESS the hands and seals of the parties hereto.

 WITNESS:

SELLER:

BLUE RIDGE REAL ESTATE COMPANY

/s/ Christine A. Liebold

By: /s/ Richard T. Frey

      Richard T. Frey

Its: Vice President and Chief Operating Officer

Date: February 21, 2013

PURCHASER:

HANSON AGGREGATED BMC, INC.,

A Pennsylvania Corporation.

/s/ Colleen Turner

By: /s/ Ronald T. Kurpiel

      Ronald T. Kurpiel

Its: Vice President General Manager

Date:  February 19, 2013

2